Exhibit 99.1
     NetScout Systems Reports First Quarter Fiscal 2004 Financial Results WESTFORD, Mass., July 16 /PRNewswire-FirstCall/ -- NetScout Systems, Inc.
(Nasdaq: NTCT), a leading provider of network performance management solutions, today announced financial results for its first quarter of fiscal year 2004.
    Revenue for the first quarter of fiscal year 2004 was $15.6 million, compared to revenue of $17.7 million in the previous quarter and revenue of $17.8 million in the first quarter of fiscal year 2003. The net loss for the quarter was ($552,000), or ($0.02) per basic and diluted share, compared to a net loss of ($354,000), or ($0.01) per basic and diluted share, for the previous quarter and compared to a net loss of ($1.1 million), or ($0.04) per basic and diluted share, in the first quarter of fiscal year 2003.
    Pro forma net loss for the first quarter of fiscal year 2004 was ($233,000), or ($0.01) per basic and diluted share, versus pro forma net loss of ($27,000), or $0.00 per basic and diluted share, in the previous quarter and compared to pro forma net loss of ($163,000), or ($0.01) per basic and diluted share in the first quarter of fiscal year 2003. Pro forma net income and net loss excludes acquisition and stock-based compensation costs.
    In the quarter, GAAP and pro forma earnings reflect a $1,068,000 reduction of research and development expense due to capitalization of software development costs related to post-technological feasibility development work on major new product releases. The after tax GAAP and pro forma earnings per share impact of the capitalization is approximately $0.02 per share.
    "Despite our disappointing results for the first quarter, which resulted primarily from stagnant IT spending and our new product transition, we are seeing indications of growth for the remainder of this fiscal year," said Anil Singhal, President and CEO of NetScout Systems. "We have a stronger sales pipeline going into the second quarter, including a number of orders that were deferred out of the first quarter and we are confident that significant competitive advantages from our new products will enable us to drive revenue and market share growth over the longer term. We are pleased to have announced, this week, nGenius(R) Performance Manager 2.0, our new unified performance management application, along with significantly expanded data collection and analysis capabilities for our nGenius probe family. The new products are the first in the industry to unify the information, features and functions of multiple performance management disciplines within a single product, far more effectively and efficiently than independent point products or loosely connected product suites. Our customers are very excited about our delivery on the promise of our CDM strategy with market leading products that set us apart from the competition. In addition, our announcement of a new product offering, nGenius Express, will accelerate our customers' time to value and appeal particularly to new customers."

    Financial Highlights for the First Quarter:
    * Total revenue decreased 12% sequentially and decreased 13% from the first quarter of fiscal year 2003. Product revenue decreased 16% sequentially, and was down 16% from the first quarter of fiscal year 2003. Service revenue increased 2% sequentially, and increased 14% from the first quarter of fiscal year 2003. Royalty revenue decreased 60% sequentially and was down 77% from the first quarter of fiscal year 2003.
    * Gross margin was 75% of total revenue, down 1 point sequentially and down 1 point compared to the first quarter of fiscal year 2003.
    * Cash flow from operations was positive.
    * Cash and short and long-term marketable securities increased by $1.9 million in the first quarter to $73.2 million.
    * 21 new customers were added worldwide in the first quarter.
    * 246 customers made repeat purchases.
    * 33 orders over $100,000 were received.
    * Direct sales represented 45% of total revenue; reseller revenue represented 55% of total revenue.
    * International business comprised approximately 22% of total revenue in the first quarter.

    Product Highlights:
    * In July, NetScout announced a major product release, the nGenius Performance Manager 2.0 and related nGenius Probe firmware 6.0, the first solution in the market to unify the information, features and functions of multiple performance management disciplines within a single product. The solution delivers network and application monitoring, capacity planning and reporting, troubleshooting, fault prevention and service level management using enterprise-wide information that has been gathered and analyzed using NetScout's patent-pending CDM(TM) technology. Key features include the ability to gather and analyze flows from network infrastructure devices, such as routers and switches, in addition to nGenius probes, Power Alarms that automatically collect detailed evidence for troubleshooting, and a common framework for passive and active response time measurement and QoS analysis. Other important features include a distributed server architecture for virtually unlimited scalability; enhanced application and protocol support for applications such as Citrix, IP-based storage protocols, SIP for Voice over IP traffic, and packet capture and decode for 450 protocols and applications including wireless and multicast; workspaces for real-time troubleshooting and planning; and special interfaces allowing partners and end-users to tap into the CDM data repository for business management purposes, such as network usage-based billing or modeling.
    * We also announced a new product offering this week, called nGenius Express. Express is a lower cost offering with full CDM functionality, ease of implementation and fast time to value that is targeted primarily at new customers and additional market segments. These market segments include customers with little or no formal network performance management, middle market enterprises and autonomous units of large enterprises. We expect Express to have shorter sales cycles and be more channel-friendly due to its lower price point, short learning curve and ease of deployment.
    * Also in July, NetScout and Foundry announced that they are now offering an integrated network management solution that will enhance IT managers' abilities to proactively monitor and optimize their network and application performance. The two companies recently completed testing of the joint solution at the San Diego Supercomputer Center (SDSC), which used NetScout's new CDM(TM) Adaptor to recognize sFlow statistics from Foundry network switches, combine them with other nGenius(R) network traffic flow information, in real-time displays and reports to provide IT managers with an efficient and highly integrated view of network and application performance.
    * During the quarter NetScout delivered enhanced capabilities for Storage Area Networks through its nGenius Performance Management System. The new capabilities comprise an expanded set of real time and historical statistics on the performance of storage traffic traversing the LAN, WAN and storage networks within the enterprise.

    Guidance:
    NetScout's near term expectations are based on the continued climate of tight enterprise IT spending and the uncertain timing of general economic improvement. For the second quarter of fiscal 2004, the Company expects revenue to be in the range of $17 million to $18 million and GAAP loss per share to be in the range of ($0.02) to $0.00. The Company plans to give guidance and report only on a GAAP basis in the future. The Company expects a small decline in cash in the quarter.

    CONFERENCE CALL INSTRUCTIONS:
    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 888-273-9890 for U.S./Canada and 612-332-0632 for international callers. A replay of the call will be available after 7:15 p.m. ET on July 16 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada, and 320-365-3844 for international callers. The access code is 690911.

    About NetScout Systems, Inc.
    NetScout Systems, Inc. (Nasdaq: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:
    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's network performance management solutions, the company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius(R) product platform probes and software solutions and the implementation of the Company's CDM(TM) Technology strategy, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the company, please refer to the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. In this press release we have also disclosed various non-GAAP financial measures as defined by SEC Regulation G. The most directly comparable GAAP financial measures and a reconciliation of the differences between the GAAP financial measures and the non-GAAP financial measures can be found in the financial information attached to this press release.
    NetScout and the NetScout logo, and nGenius are registered trademarks of NetScout Systems, Inc. CDM and the CDM logo, Universal Response Time, Power Alarms, Workspaces and MasterCare and the MasterCare logo, are trademarks of NetScout Systems, Inc. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications, and service and support programs.
    The Company's condensed consolidated statements of operations and balance sheets are attached.

    Contact:
     Catherine Taylor
     Director of Investor Relations
     NetScout Systems, Inc.
     978-614-4286
     IR@netscout.com

                            NetScout Systems, Inc.
                    Condensed Consolidated Balance Sheets
                                (In thousands)
                                 (Unaudited)
                                                  June 30,          March 31,
                                                    2003              2003
    Assets
    Current assets:
       Cash and cash equivalents                   $40,168           $43,823
       Marketable securities                        27,991            27,442
       Accounts receivable, net                      8,639            11,906
       Inventories                                   2,388             2,982
       Refundable income taxes                       1,476             1,226
       Deferred income taxes                         1,793             1,782
       Prepaids and other current assets             1,794             2,088
          Total current assets                      84,249            91,249
    Fixed assets, net                                6,654             6,912
    Capitalized software development
     costs                                           1,068               -
    Goodwill, net                                   28,839            28,839
    Other intangible assets, net                       -                 272
    Deferred income taxes                            7,807             7,651
    Long-term marketable securities                  5,022               -
            Total assets                          $133,639          $134,923
    Liabilities and Stockholders' Equity
    Current liabilities:
       Accounts payable                             $1,294            $1,403
       Accrued compensation                          3,944             3,658
       Accrued other                                 1,664             1,819
       Deferred revenue                             15,331            16,242
          Total current liabilities                 22,233            23,122
    Stockholders' equity:
       Common stock                                     34                34
       Additional paid-in capital                  109,060           108,835
       Other comprehensive income                       11                 7
       Deferred compensation                           (80)             (132)
       Treasury stock                              (26,490)          (26,366)
       Retained earnings                            28,871            29,423
          Total stockholders' equity               111,406           111,801
            Total liabilities and
             stockholders' equity                 $133,639          $134,923

                            NetScout Systems, Inc.
               Condensed Consolidated Statements of Operations
                                (In thousands)
                                 (Unaudited)
                                                     Three Months Ended
                                                            June 30,
                                                     2003              2002
    Revenue:
       Product                                      $8,628            $10,321
       Service                                       6,557              5,739
       License and royalty                             418              1,789
          Total revenue                             15,603             17,849
    Cost of revenue:
         Product                                     2,781              3,374
         Service (including stock-based
          compensation of $1 and $2,
          respectively)                              1,044                974
           Total cost of revenue                     3,825              4,348
    Gross margin                                    11,778             13,501
    Operating expenses:
       Research and development
        (including stock-based
        compensation of
        $39 and $687, respectively)(1)               3,009              4,802
       Sales and marketing (including
        stock-based compensation of
        $7 and $21, respectively)                    7,944              8,471
       General and administrative
        (including stock-based
        compensation
        of $- and $2, respectively)                  1,649              2,107
       Amortization of other intangible
        assets                                         272                272
           Total operating expenses                 12,874             15,652
    Loss from operations                            (1,096)            (2,151)
    Interest income and other expenses,
     net                                               197                313
    Loss before benefit from income taxes             (899)            (1,838)
    Benefit from income taxes                         (347)              (691)
    Net loss                                         $(552)           $(1,147)
    Basic and diluted net loss per share            $(0.02)            $(0.04)
    Shares used in computing:
         Basic and diluted net loss per
          share                                     30,034             29,804

    (1) Research and development, net of capitalized software development costs of $1,068 for the three months ended June 30, 2003.

    Supplemental information:
    Net loss                                         $(552)           $(1,147)
    Stock-based compensation (as detailed
     in expense categories above)                       47                712
    Amortization of other intangible
     assets                                            272                272
    Pro forma net loss, excluding
     acquisition and stock-based
     compensation costs                              $(233)             $(163)
    Pro forma diluted net loss per share,
     excluding acquisition
     and stock-based compensation costs             $(0.01)            $(0.01)
    Shares used in computing pro forma
     diluted net loss per share,
     excluding acquisition and stock-based
     compensation costs                             30,034             29,804